Exhibit 99.2

MoPals Announces Appointment of Former Chief Marketing Officer of Aeroplan to its Board of Directors

Toronto  - July 23, 2013 – MoPals.com Inc. (“MoPals”), an emerging social media platform focused on rewarding its members for their social media influence and brand ambassadorship, today announced that it has appointed Luce Veilleux to its Board of Directors, serving as Chair of the Program Development Committee and Jason Kemp as Vice President of User Experience.

“We are delighted to have both Luce Veilleux and Jason Kemp join our team,” said MoPals founder and CEO Alex Haditaghi. “Luce’s wealth of relationships and knowledge in the financial sector combined with Jason’s experience engaging and retaining users will be a valuable addition to MoPals as we continue to diversify and further strengthen the company.”

With over 20 years of experience, Luce holds a unique blend of industry knowledge in credit cards, financial services, loyalty management and database marketing. She previously worked as the Senior Vice President of Retail Products at Scotia Bank International (NASDAQ: BNS), Chief Marketing Officer at Aeroplan { A division of AIMIA INC (AIM.TO) } and Vice President of Marketing, Retail and Commercial Banking for Royal Bank of Canada (NYSE: RY). Luce brings a great depth of strategic business experience from the loyalty and financial sectors. She also sits on the Boards of Yellow Pepper and Tafemusik and has served on the Advisory Boards of MasterCard Latin America ( NYSE: MA)and the Caribbean, Fair Isaac and IBM.

Jason Kemp was instrumental in developing and launching the successful and innovative daily deal site, TeamBuy, the largest e-tailer in Canada. Playing a pivotal role in building and leading the company, Jason served as Director of Engagement and Retention. “Jason’s intuitive understanding of social media will be crucial in creating lasting relationships with our members and in assisting with the development of our user acquisition and engagement strategy,” said Haditaghi.

“Jason’s perceptive understanding of the social media landscape combined with Luce’s extensive and impressive experience will prove to be a powerful complement to the MoPals team as we continue to expand; we couldn’t be more thrilled with these talented appointments,” said Haditaghi.

About MoPals

MoPals.com Inc. (MOMO) is an emerging, publicly traded company with a unique, mobile-based platform that bridges the gap between social media and reward programs. An experiential and Big Data-driven platform, MoPals rewards its members for both social and transactional behaviors. MoPals uses an exclusive digital currency, MoMiles™, to foster an exciting community where consumers are rewarded for making purchases at participating businesses, as well as engaging in a wide range of social media activities that enhance brand value. For more information, visit the company website at www.MoPals.com

Forward Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forwardlooking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov

For additional information please contact alex@mopals.com